Exhibit 99.2

BankMeridian, N.A. Columbia, South Carolina FDIC-Assisted Transaction July 29, 2011

Forward-Looking Statements Statements included in this press release which are not historical in nature are intended to be, and are hereby identified as, forward-looking statements for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions. SCBT Financial Corporation cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from anticipated results. Such risks and uncertainties, include, among others: (1) credit risk associated with an obligor’s failure to meet the terms of any contract with the bank or otherwise fail to perform as agreed; (2) interest risk involving the effect of a change in interest rates on both the bank’s earnings and the market value of the portfolio equity; (3) liquidity risk affecting the bank’s ability to meet its obligations when they come due; (4) price risk focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios; (5) transaction risk arising from problems with service or product delivery; (6) compliance risk involving risk to earnings or capital resulting from violations f or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (7) strategic risk resulting from adverse business decisions or improper implementation of business decisions; (8) reputation risk that adversely affects earnings or capital arising from negative public opinion; (9) terrorist activities that results in loss of consumer confidence and economic disruptions; (10) economic downturn risk resulting in deterioration in the credit markets; (11) greater than expected non-interest expenses; (12) excessive loan losses; and (13) potential deposit attrition, higher than expected costs, customer loss and business disruption associated with the integration of BankMeridian, including, without limitation, potential difficulties in maintaining relationships with key personnel and other integration-related matters; (14) risks and uncertainties described in the section titled “Risk Factors” in the SCBT Financial Corporation Annual Report on Form 10-K and any other reports filed by it with the SEC and (15) other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements. 2

Transaction Overview SCBT has purchased and assumed certain assets and liabilities from the FDIC as receiver of BankMeridian N.A., Columbia, SC No holding company assets or liabilities Purchased approximately $240 million in total assets, including $176 million in loans (1) Substantially all loans and other real estate owned are covered by FDIC loss sharing FDIC assumes 80% of losses If ultimate losses are less than Intrinsic Loss Estimate, a portion of upside may be shared with FDIC through standard True-up Provision Assumed approximately $216 million in deposits (1) No deposit premium paid SCBT conducted 3 days of on-site due diligence; meaningful loan penetration All regulatory approvals have been received Transaction closed on July 29th, 2011 Acquired 3 branches in SCBT’s South Carolina footprint, all within a mile of existing SCBT branches Asset discount bid of $30.8 million, $175.6 million of Covered Assets (2) Structure: Assets: Liabilities: Other: Based on book values as of Mar 31, 2011, excludes fair value adjustments as required by ASC 805 – Business Combinations Includes Loans and OREO as of the Bid Valuation Date, excludes fair value adjustments as required by ASC 805 – Business Combinations 3

Transaction Rationale Consistent with SCBT’s strategy; meets goals and priorities Immediately accretive to EPS and Tangible Book Value Opportunity to leverage excess liquidity Strong pro forma capital No capital raise necessary Familiar customer base and loan portfolio in SCBT’s legacy markets NIM expansion due to removal of NPA overhang Significant cost efficiencies expected, no net new branches Infrastructure in place and ability to further leverage existing special assets team BankMeridian’s cumulative losses total $18.1 million or 10.5% as of 3/31/11(1) 4 Cumulative losses defined as net charge-offs and OREO-related costs since Dec 31, 2007

Proven Acquiror 5 Data Source: SNL Financial SCBT legacy branches Disciplined FDIC bidder with loss sharing experience Key FDIC-Assisted Transactions Assets ($mm) Branches BankMeridian, N.A. $240 3 Habersham Bank 388 8 Community Bank & Trust 1,017 36

Overview of BankMeridian, N.A. Charleston Columbia Greenville 6 Data Source: SNL Financial Hilton Head SCBT BankMeridian, N.A. Richland County, SC Distance: 0.9 mi Beaufort County, SC Distance: 1.1 mi Spartanburg County, SC Distance: 236 ft

Deposit Mix — June 30, 2011 Deposits — Standalone (1) Assumes estimated $216 million of deposits for BankMeridian, N.A., based on book values as of 3/31/11, excludes fair value adjustments as required by ASC 805 Deposits — Pro Forma (1) 7 Interest-bearing Deposits 41% CDs < $100,000 18% CDs > $100,000 14% Demand Deposits 19% Savings 8% Interest-bearing Deposits 38% CDs < $100,000 21% CDs > $100,000 14% Demand Deposits 18% Savings 9%

Loan Portfolio— June 30, 2011 Loans — Standalone (1) Assumes estimated $176 million of loans from BankMeridian, N.A., based on book values as of 3/31/11, excludes fair value adjustments as required by ASC 805 Loans— Pro Forma (1) 8 C&D 12% 1 -4 Family 23% CRE 35% C&I 8% Covered Loans 13% Consumer & Other 9% C&D 12% 1 -4 Family 21% CRE 33% C&I 7% Covered Loans 19% Consumer & Other 8%

Proven History of Executing on Growth Opportunities

2005 | 2006 | 2007 | 2008 | 2009 | 2010 | 2011

April 8, 2005:
New Commerce Bancorp
(Greenville, SC)
–Deal Value: $20mm
–2 Branches
–$96mm in Assets
–$81mm in Deposits

November 18, 2005:
Sun Bancshares, Inc.
(Murrells Inlet, SC)
–Deal Value: $27mm
–2 Branches
–$100mm in Assets
–$90mm in Deposits

February 2, 2006:
SCBT enters Charleston market by hiring team of experienced banking executives from Carolina First

November 30, 2007:
TSB Financial Corp.
(Charlotte, NC)
–Deal Value: $43mm
–4 Branches
–$197mm in Assets
–$166mm in Deposits

Q4 '08:
Charter Consolidation
SCBT consolidates multiple bank charters into SCBT, N.A.

January 29, 2010:
Community Bank & Trust
(Cornelia, GA)
–FDIC-Assisted Transaction with Loss Sharing
–38 locations (36 Branches)
–$1.0bn in Assets
–$1.0bn in Deposits

February 18, 2011:
Habersham Bank (Clarksville, GA)
–FDIC-Assisted Transaction with Loss Sharing
–8 Branches
–$338mm in Assets
–$340mm in Deposits

July 29, 2011:
BankMeridian, N.A.
(Columbia, SC)
–FDIC-Assisted Transaction with Loss Sharing
–3 Branches
–$240mm in Assets
–$216mm in Deposits

December 31, 2004:
$1.4bn in Assets
$1.1bn Deposits
$257mm Market Cap

July 29, 2011:
$4.2bn in Assets (1)
$3.5bn Deposits (1)
$389 mm Market Cap

(1) Asset and deposit totals based on SCBT's balances as of June 30, 2011, pro forma for the BankMeridian, N.A. acquisition, excludes fair value adjustments as required by ASC 805
Data Source: Company Information

SCBT NCBT

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Investor Contacts Robert R. Hill, Jr. Chief Executive Officer 803-765-4629 or Robert.Hill@scbtonline.com John C. Pollok Senior Executive Vice President and Chief Operating Officer 803-765-4628 John.Pollok@scbtonline.com 10